Contact:
At the Company
--------------
401-233-0333
Sandra Souto
Investor Relations

FOR IMMEDIATE RELEASE
---------------------
October 17, 2000

              BACOU REPORTS RECORD THIRD-QUARTER SALES AND EARNINGS

      Q3 Net Sales of $81.4 Million - Up 11.6% Over Q3 '99 of $72.9 Million

      Q3 Net Income of $8.6 Million - Up 12.5% Over Q3 '99 of $7.6 Million

     Q3 Diluted Earnings Per Share of $0.48 - Up 11.6% Over Q3 '99 of $0.43

  Nine Month Net Sales of $237.1 Million - Up 17.7% Over '99 of $201.4 Million

   Nine Month Net Income of $25.0 Million - Up 17.1% Over '99 of $21.4 Million

   Nine Month Diluted Earnings Per Share of $1.41 - Up 16.5% Over '99 of $1.21

         [above amounts all prior to non-recurring acquisition charges]


         Smithfield, R.I., October 17, 2000 -- Bacou USA, Inc. (NYSE: BAU), a leading manufacturer of personal protection equipment, today reported record sales, net income and earnings per share for the quarter ended September 30, 2000.

         "We are pleased to announce our sixth consecutive quarter of record operating results," said Philip B. Barr, President and CEO of Bacou USA. "Sales growth has remained strong throughout the year. Sales of our hearing protection, hand protection and gas monitoring product lines grew at a double digit rate over 1999 results, and our overall internal growth rate was 9.0% after excluding the contribution of our newly acquired Whiting + Davis business. In addition, our international business has continued to make significant contributions to our results. International sales for our safety segment have grown for five consecutive quarters, with an increase during the most recent quarter of 33.9% over the third quarter of 1999."

         "Operating earnings, EBITDA, net income and earnings per share also set third quarter records," continued Barr. "As long as the economy continues at its current level of strength, we are expecting to finish the year with full-year operating earnings of approximately $1.81 per share, which would represent annual growth in excess of 15% over 1999."

         "Our previously announced process of evaluating strategic alternatives is progressing well," said Walter Stepan, Co-Chairman of Bacou USA. "We have received many expressions of interest concerning the purchase of Bacou USA and Bacou S.A., and we currently believe that our ongoing process is likely to result in

Bacou USA Press Release - page 2


a sale of the business of Bacou USA and Bacou S.A. in their entireties to one purchaser in a single transaction. We are hopeful that the evaluation process will be completed during the fourth quarter of 2000. Although we cannot provide any assurances at this time whether or not a transaction will occur, we would anticipate that any resulting transaction would be consummated by the early part of the first quarter of 2001."

         Net sales for the third quarter of 2000 increased 11.6% to $81.4 million, compared with 1999 third-quarter net sales of $72.9 million. Bacou's net income, excluding non-recurring charges, increased to $8.6 million for the third quarter of 2000 from $7.6 million for the third quarter of 1999--up 12.5%. As for net income per diluted share, Bacou reported $0.48 (also prior to non-recurring charges) for the third quarter of 2000, up 11.6% from $0.43 for the third quarter of 1999. As previously announced, Bacou acquired Whiting + Davis Safety, a manufacturer of metal mesh safety apparel, effective July 1, 2000. Non-recurring charges of approximately $0.01 per share on an after-tax basis were incurred during the third quarter in connection with this acquisition.

         Bacou's net income, excluding non-recurring charges, increased to $25.0 million for the nine-months ended September 30, 2000, from $21.4 million for the nine-months of 1999--up 17.1%. As for net income per diluted share (prior to non-recurring charges), Bacou reported $1.41 for the nine-months ended September 30, 2000, up 16.5% from $1.21 for the nine-months of 1999. Year-to-date net sales have increased 17.7% from $201.4 million in 1999 to $237.1 million in 2000.

         For the nine-months ended September 30, 2000, the company reported EBITDA totaling $61.2 million, up 15.7% from $52.9 million in 1999. The company defines EBITDA as operating income before depreciation, amortization and non-recurring items. For the period, depreciation and amortization totaled $14.9 million in 2000 and $13.2 million in 1999.

         At September 30, 2000, the company's balance sheet included total assets of $384.0 million, working capital of $48.0 million, long-term debt of $103.9 million and stockholders' equity of $207.0 million.

         Bacou USA, Inc. designs, manufactures and sells leading brands of products that protect the sight, hearing, respiratory systems and hands of workers,  as well as related  instrumentation  including vision  screeners,  gas monitors and test equipment for self-contained breathing apparatus. The company's products, marketed under Uvex(R), Howard Leight(R), Perfect Fit(TM), Whiting + Davis(R), Survivair(R), Pro-Tech(R), Biosystems(TM), Titmus(R), LaserVision(TM) and Lase-R Shield(TM) brand names, are sold principally to industrial safety distributors, fire fighting equipment distributors and optical laboratories. News and information about Bacou USA are available on the Worldwide Web at www.bacouusa.com.


Statements contained in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities and Litigation Reform Act of 1995. In addition, words such as "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, including but not limited to the timely development and acceptance of new products, the impact of competitive products and pricing, changing market conditions, the successful integration of acquisitions, continued availability and favorable pricing of raw materials, and the other risks detailed in the company's prospectus filed March 27, 1996, and from time to time in other filings. Actual results may differ materially from those projected. These forward-looking statements represent the company's judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.


                            (Financial tables follow)

                        BACOU USA, INC. AND SUBSIDIARIES
                      (in thousands, except per share data)

                                                                    Three Months Ended               Nine Months Ended
                                                                       September 30,                  September 30,
Statement of income data (unaudited):                                2000          1999              2000          1999
                                                                     ----          ----              ----          ----

Net sales                                                           $ 81,400      $ 72,940        $237,143        $201,422
Cost of sales                                                         45,498        38,177         128,241         106,036
                                                                      ------        ------         -------         -------
Gross profit                                                          35,902        34,763         108,902          95,386

Operating expenses:
     Selling                                                          11,382        10,070          34,397          28,752
     General and administrative                                        5,298         6,263          16,714          16,726
     Research and development                                          1,463         1,347           4,325
                                                                                                                     3,819
     Amortization of intangible assets                                 2,510         2,570           7,342           6,993
                                                                       -----         -----           -----           -----
Total operating expenses                                              20,653        20,250          62,778          56,290
                                                                      ------        ------          ------          ------

Operating income                                                      15,249        14,513          46,124          39,096
Total other expense                                                    2,038         2,587           7,079           6,299
                                                                       -----         -----           -----           -----

Income before income taxes                                            13,211        11,926          39,045          32,797
Income taxes                                                           4,745         4,291          14,142          11,780
                                                                       -----         -----          ------          ------


Net income                                                           $ 8,466       $ 7,635         $24,903        $ 21,017
                                                                     =======       =======         =======        ========

Basic earnings per share                                              $ 0.48        $ 0.43         $  1.41          $ 1.19
                                                                      ======        ======         =======          ======
Diluted earnings per share                                            $ 0.47        $ 0.43         $  1.40          $ 1.19
                                                                      ======        ======         =======          ======


Weighted average shares outstanding:

     Basic                                                            17,659        17,627          17,646          17,623
                                                                      ======        ======          ======          ======
     Diluted                                                          17,933        17,694          17,794          17,711
                                                                      ======        ======          ======          ======


Other information:

     Depreciation and amortization                                                                                $ 13,190
                                                                                                                  ========
                                                                                                   $14,860

     EBITDA (defined by the company as operating income

     before depreciation, amortization and non-recurring                                           $61,188        $ 52,876
                                                                                                  ========        ========
     items)




The Company completed its acquisition of Whiting + Davis Safety effective July 1, 2000, and its acquisition of Perfect Fit Glove and affiliates on April 1, 1999. For comparative purposes, net income and earnings per share excluding non-recurring items related to these acquisitions would have been as follows:


                                                                    Three Months Ended             Nine Months Ended
                                                                       September 30,                 September 30,
                                                                     2000          1999           2000             1999
                                                                     ----          ----           ----             ----


Net income                                                           $ 8,592       $ 7,635         $25,029         $21,371
                                                                     =======       =======         =======         =======
Basic earnings per share                                             $  0.49       $  0.43         $  1.42         $ 1.21
                                                                     =======       =======         =======         =======
Diluted earnings per share                                           $  0.48       $  0.43         $  1.41         $ 1.21
                                                                     =======       =======         =======         =======


                                     BACOU USA, INC. AND SUBSIDIARIES

                                                                              (unaudited)
                                                                            September 30, 2000          December 31, 1999
                                                                            ------------------          -----------------
Balance Sheet Data (in thousands, except share data):
ASSETS

Current assets:
   Cash and cash equivalents                                                      $  732                      $10,272
   Trade accounts receivable, net                                                 51,822                       41,653
   Inventories                                                                    45,358                       42,433
   Other current assets                                                            3,689                        1,634
   Deferred income taxes                                                           3,150                        3,733
                                                                                --------                      -------
      Total current assets                                                       104,751                       99,725
   Property and equipment, net                                                    79,221                       74,410
   Intangible assets, net                                                        197,040                      194,258
   Other assets                                                                    2,947                        3,032
                                                                                --------                     --------

      Total assets                                                              $383,959                     $371,425
                                                                                ========                     ========



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current installments of long-term debt                                        $27,857                      $23,637
   Accounts payable                                                               15,398                       10,559
   Accrued expenses                                                               11,493                       20,492
   Income taxes payable                                                            2,020                        1,027
                                                                                --------                      -------
      Total current liabilities                                                   56,768                       55,715
Long-term debt                                                                   103,893                      120,256
Deferred income taxes                                                             14,473                       11,550
Other liabilities                                                                  1,874                        2,449
                                                                                --------                      -------
      Total liabilities                                                          177,008                      189,970
                                                                                --------                      -------
Stockholders' equity:
   Preferred stock, $.001 par value, 5,000,000 shares
      authorized, no shares issued and outstanding                                    --                          --
  Common stock, $.001 par value, 50,000,000 shares
      authorized, 17,660,865 shares in 2000 and 17,629,865
     shares in 1999 issued and outstanding                                            18                           18
   Additional paid-in capital                                                     73,653                       73,060
  Retained earnings                                                              133,280                      108,377
                                                                                --------                     --------
  Total stockholders' equity                                                     206,951                     181,455
                                                                                --------                     --------

   Total liabilities and stockholders' equity                                   $383,959                     $371,425
                                                                                ========                     ========
